POWER OF ATTORNEY          Exhibit 24

 KNOW ALL MEN BY THESE PRESENTS, that the undersigned officer or director of ALCOA INC., a Pennsylvania corporation (the "Company"), hereby names, appoints and constitutes the Secretary and each Assistant Secretary of the Company as the duly appointed attorney-in-fact of the undersigned with full authority and power to each (1) to sign for and on behalf of the undersigned, as to any equity securities of the Company, Forms 3, 4 and/or 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder, (2) to file any such form with the Securities and Exchange Commission and/or the New York Stock Exchange or any other authority and to deliver a copy thereof to the Company in care of the Secretary, and (3) to take any other action in connection with the foregoing which any such attorney-in-fact may deem to be of benefit to, in the best interest of, or legally required by, the undersigned.  The undersigned hereby ratifies and approves any and all actions that the aforesaid attorneys-in-fact may do pursuant to the authority hereby given and hereby acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

 IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed on the date set opposite the signature below.

  Signature: s/ Klaus Kleinfeld

              Date: August 4, 2003